Exhibit 99.1

Five Oaks Investment Corp. Reports Second Quarter 2017 Financial Results

NEW YORK, Aug. 7, 2017 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) ("we", "Five Oaks" or "the Company") today announced its financial results for the second quarter ended June 30, 2017. For the second quarter, the Company reported a GAAP net loss of $3.2 million, or $0.17 per basic and diluted share, a comprehensive loss of $5.3 million, or $0.29 per basic and diluted share, and core earnings (1) of $2.2 million, or $0.12 per basic and diluted share. The Company also reported a net book value of $5.41 per share on a basic and diluted basis at June 30, 2017.

Second Quarter Summary

  We reported an economic loss on common equity of 9.45% (37.79% annualized), comprised of a $0.73 decrease in book value per share and a $0.15 dividend per common share(2). The decrease in book value was due in approximately equal measure to unrealized losses related to our Agency RMBS portfolio as spreads widened during the quarter, and the dilutive effect of our common stock issuance in June.
  On June 21, 2017 we completed an underwritten public offering of 4,600,000 shares of common stock, including 600,000 shares upon the exercise in full of the underwriters' over-allotment option, for estimated net proceeds of $19.8 million. We believe this was an important step in attempting to scale our business, improve the trading liquidity of our stock and continuing to reduce our expense ratio over time.
  As a result of the widening in Agency ARM spreads during the quarter, we were able to invest the proceeds of our common stock issuance at more attractive levels than would have been available earlier in the quarter.

(1) Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio and certain non-recurring upfront costs related to securitization transactions or other one-time charges. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments.

(2) Economic return is a non-GAAP measure that we define as the sum of the change in net book value per common share and dividends declared on our common stock during the period over the beginning net book value per common share.

Management Observations

David Carroll, Five Oaks' Chairman and CEO, commented:

"In the second quarter the yield curve flattened as the 'Trumpflation' expectation receded further and quantitative easing in Japan and the EU put downward pressure on intermediate and long rates in the U.S. The 2/10's treasury curve flattened 30 bps during the quarter to a low of 78 bps. The Federal Reserve tightened short rates as expected in June and also gave clear and detailed signals that it intends to begin reducing its balance sheet in the near term. In recent years, the Fed has purchased approximately one out of every three Treasury and agency mortgage securities. In its own research, the Fed views the eventual withdrawal of its purchases as adding a term premium of approximately 100 bps to the term structure of interest rates over time. We believe the 'terminal' rate (i.e. the apex of policy interest rates during the business cycle) is likely closer to the inflation rate, which has been running below 2%. Given the Fed's indication that they are close to commencing balance sheet reduction, we believe we are closer to the end of the Fed's traditional rate tightening cycle. It also appears that the EU is now contemplating reducing its balance sheet based on comments in late June from Mario Draghi, the ECB President, that led to a reversal in the flattening trend in the U.S. A steeper yield curve and wider spreads are positive for a levered Agency hybrid strategy and potentially provides a strong multi-year tail wind to returns as the Fed balance sheet is reduced.

"With the flattening of the curve, spreads on Agency hybrid securities widened by approximately 20 bps in the quarter as investors demanded higher absolute yields. Wider spreads and the resultant unrealized losses on our investment portfolio contributed approximately half of the $0.73 reduction in book value per share versus the end of the first quarter. The remainder resulted from the common stock follow-on offering that we completed shortly before quarter end. While dilutive to existing holders, the one day marketed transaction provided both existing and new investors the opportunity to invest at the lower price point, and we were able to attract meaningful institutional investor demand. Wider Agency hybrid spreads allowed us to invest offering proceeds at attractive levels, and just as importantly, incremental equity helps the Company to continue scaling down its expense ratio. Over the past year, we have pivoted the investment strategy to concentrate on Agency hybrid ARMs, which we believe provide both attractive yields and positive price 'roll' down the curve along with enhanced extension protection from any sustained rise in interest rates.

"In parallel with our more focused investment strategy, we have been diligently working to reduce our overall expense load to better reflect the Company's revised business model. Exiting the loan aggregation and securitization business has already allowed us to reduce our expense run rate since the middle of last year, and we have recently engaged in dialogues with our external manager to seek additional economies in the expenses for which they seek reimbursement from us. These reimbursable expenses have to date been reduced from an annualized level of $4.7 million in the second quarter of 2016 to $3.8 million in the second quarter of 2017. Historically, approximately 75% of the reimbursable expenses have been accounted for by compensation paid to non-investment management professionals employed by our manager to support our business. Recognizing the significance of this expense, our manager has committed to limit the non-investment management professional compensation-related expenses for which it will seek reimbursement from us to a maximum of $2 million for a period of 12 months commencing October 1, 2017, unless our board of directors agrees in advance to additional payments. We believe this commitment by our manager to expense reduction demonstrates our continued focus on transitioning to an 'expense light' business model, and further supports Five Oaks' chosen strategy of providing investors with access to an attractive niche within the mortgage REIT sector."

Investment Portfolio and Capital Allocation

The following table summarizes certain characteristics of our investment portfolio and the related allocation of our equity capital on a non-GAAP combined basis as of June 30, 2017:

For the period ended June 30, 2017	Agency MBS	Multi-Family MBS (1)(2)	Non-Agency RMBS (1)(2)	Residential Loans (3)	Unrestricted Cash (4)	Total
Amortized Cost	1,227,205,401	46,555,099	11,063,929	7,776,284	41,424,138	1,334,024,848
Market Value	1,221,868,714	50,951,801	4,698,883	6,950,410	41,424,138	1,325,893,943
Repurchase Agreements	(1,124,169,000)	(19,284,000)	(3,175,000)	-	-	(1,146,628,000)
Hedges	(836,338)	-	-	-	-	(836,338)
Other (5)	(37,680,210)	(31,973)	55,002	12,526	280,338	(37,364,317)
Restricted Cash and Due to Broker	15,816,577	-	-	-	-	15,816,577
Equity Allocated	74,999,743	31,635,828	1,578,882	6,962,936	41,704,476	156,881,865

Debt/Net Equity (6)	14.99	0.61	2.01	-	-	7.31

For the period ended June 30, 2017	Agency MBS	Multi-Family MBS	Non-Agency RMBS	Residential Loans (7)	Unrestricted Cash	Total
Yield on Earning Assets (8)	2.40%	10.15%	-0.92%	43.83%	-	2.77%
Less Cost of Funds	1.06%	1.07%	0.89%	-	-	1.06%
Net Interest Margin (9)	1.34%	9.08%	-1.81%	43.83%	-	1.71%

(1)

Information with respect to Non-Agency RMBS and Multi-Family MBS, and the resulting total is presented on a non-GAAP basis. On a GAAP basis, which excludes the impact of consolidation of the FREMF 2011-K13, FREMF 2012-KF01, and CSMC 2014-OAK1 Trusts, the fair value of our investments in Non-Agency RMBS is $0, and the fair value of our investments in Multi-Family MBS is $30,507,236.

(2)	Includes the fair value of our net investments in the FREMF 2011-K13, FREMF 2012-KF01, and CSMC 2014-OAK1 Trusts.
(3)	Includes mortgage servicing rights.
(4)	Includes cash and cash equivalents.
(5)	Includes interest receivable, prepaid and other assets, interest payable, dividend payable and accrued expenses and other liabilities.
(6)	Ratio is a reflection of the average haircuts for each asset categories. It does not reflect or include the unrestricted cash that the Company set aside for these asset categories.
(7)	Includes income on mortgage servicing rights.
(8)	Information is presented on a non-GAAP basis. On a GAAP basis, the total yield on average interest earning assets is 2.58%.
(9)	Net Interest Margin is the difference between our Yield on Earning Assets and our Cost of Funds.

Comparative Expenses

The following table provides a detailed breakdown of the composition of our expenses on a non-GAAP basis for the quarters ended June 30, 2017 and March 31, 2017 (percentages are annualized):

Expenses	For the quarter ended June 30, 2017	For the quarter ended March 31, 2017

Management Fees	$ 552,882	$ 544,510
G&A Expenses (1)	$ 596,921	$ 905,555
Operating Expenses Reimbursable to Manager	$ 961,909	$ 1,208,943
Other Operating Expenses	$ 324,191	$ 220,496
Compensation Expense	$ 52,948	$ 52,874
Total Expenses	$ 2,488,851	$ 2,932,378

Period-End Capital	$ 156,881,865	$ 144,872,820

Management Fees	$ 552,882	$ 544,510
G&A, Other Operating Expenses and Reimbursable	$ 1,727,631	$ 2,218,081
Compensation Expenses	$ 52,948	$ 52,874
Expenses related to Prime Jumbo Loans	$ 155,391	$ 116,913

Management Fees as % of Capital	1.41%	1.50%
G&A, Other, Reimbursable and Compensation as % of Capital	4.54%	6.27%
Expenses related to Prime Jumbo Loans as % of Capital	0.40%	0.32%

(1) Excludes $646,336 and $683,017 in non-interest expense attributable to the consolidated trusts for the quarters ended June 30, 2017 and March 31, 2017, respectively.

The decrease in G&A, Other Operating, Reimbursable and Compensation Expenses as a percentage of Capital over the past quarter is primarily a function of lower audit, administrator and reimbursable expenses relative to the first quarter of 2017.

Operating Performance

The following table summarizes the Company's GAAP and non-GAAP earnings measurements for the quarters ended June 20, 2017 and March 31, 2017:

	Quarter Ended June 30, 2017			Quarter Ended March 31, 2017
Earnings	Earnings	Per diluted weighted share	Annualized return on average equity	Earnings	Per diluted weighted share	Annualized return on average equity
Core Earnings *	$ 2,204,417	$ 0.12	4.25%	$ 2,683,807	$ 0.15	5.32%
GAAP Net Income (Loss)	$ (3,167,297)	$ (0.17)	(6.11)%	$ 1,488,632	$ 0.08	2.95%
Comprehensive Income (Loss)	$ (5,279,716)	$ (0.29)	(10.19)%	$ 5,039,534	$ 0.29	9.99%

Weighted Ave Shares Outstanding		18,297,500			17,539,258
Weighted Average Equity		$207,801,363			$204,528,652

Stockholders' Equity and Book Value Per Share

As of June 30, 2017, our stockholders' equity was $156.9 million and our book value per common share was $5.41 on a basic and fully diluted basis.

Dividends

The Company declared a dividend of $0.05 per share of common stock for the months of July, August and September 2017.

Third Quarter 2017 Common Stock Dividends

Month	Dividend	Record Date	Payment Date

July 2017	$0.05	July 17, 2017	July 28, 2017

August 2017	$0.05	August 15, 2017	August 30, 2017

September 2017	$0.05	September 15, 2017	September 28, 2017

In accordance with the terms of the 8.75% Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of the Company, the board of directors has also declared monthly cash dividend rates for the third quarter of 2017 of $0.1823 per share of Series A Preferred Stock:

Third Quarter 2017 Series A Preferred Stock Dividends

Month	Dividend	Record Date	Payment Date

July 2017	$0.1823	July 17, 2017	July 27, 2017

August 2017	$0.1823	August 15, 2017	August 28, 2017

September 2017	$0.1823	September 15, 2017	September 27, 2017

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions, interest rates, the general economy and political conditions and related matters. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov.

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

For financial statement reporting purposes, GAAP requires us to consolidate the assets and liabilities of the FREMF 2011-K13, FREMF 2012-KF01, and CSMC 2014-OAK1 Trusts. However, our maximum exposure to loss from consolidation of the trusts is limited to the fair value of our net investment therein. We therefore have also presented certain information as of June 30, 2017 and March 31, 2017 that includes our net investments in the consolidated trusts. This information as well as core earnings, economic return and comparative expenses constitute non-GAAP financial measures within the meaning of Item 10(e) of Regulation S-K, as promulgated by the SEC. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing that portion of our portfolio composed of Non-Agency RMBS and Multi-Family MBS, and to assist investors in comparing our results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Reconciliation of GAAP to Core Earnings

GAAP to Core Earnings Reconciliation	Three Months Ended	Three Months Ended
	June 30, 2017	March 31, 2017
Reconciliation of GAAP to non-GAAP Information
Net Income (loss) attributable to common shareholders	$(3,167,297)	$1,488,632
Adjustments for non-core earnings
Realized (Gain) Loss on sale of investments, net	$151,549	$9,317,003
Unrealized (Gain) Loss on fair value option securities	$-	$(9,448,270)
Realized (Gain) Loss on derivative contracts, net	$(1,453,074)	$(2,233,051)
Unrealized (Gain) Loss on derivative contracts, net	$5,813,275	$3,077,088
Realized (Gain) Loss on mortgage loans held-for-sale	$249	$174
Unrealized (Gain) Loss on mortgage loans held-for-sale	$7,358	$3,709
Unrealized (Gain) Loss on mortgage servicing rights	$228,329	$126,446
Unrealized (Gain) Loss on multi-family loans held in securitization trusts	$(803,206)	$(1,299,630)
Unrealized (Gain) Loss on residential loans held in securitization trusts	$250,079	$368,343
Other income	$(12,735)	$(12,171)
Subtotal	$4,181,824	$(100,359)
Other Adjustments
Recognized compensation expense related to restricted common stock	$6,698	$6,620
Adjustment for consolidated securities/securitization costs	$1,183,192	$1,136,592
Adjustment for one-time charges	$-	$152,322
Core Earnings	$2,204,417	$2,683,807

Weighted average shares outstanding - Basic and Diluted	18,297,500	17,539,258
Core Earnings per weighted average shares outstanding - Basic and Diluted	$0.12	$0.15

Additional Information

As of June 30, 2017, we have determined that we were the primary beneficiary of two Multi-Family MBS securitization trusts, the FREMF 2011-K13 Trust, and the FREMF 2012-KF01 Trust. As a result, we are required to consolidate the trusts' underlying multi-family loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of these trusts be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in multi-family investments to our financial statements as of June 30, 2017 is set forth below:

Multi-Family Loans held in Securitization Trusts, at fair value	$1,179,880,650
Multi-Family Securitized Debt Obligations (non-recourse)	$(1,159,436,081)
Net Carrying Value	$20,444,569
Multi-Family MBS PO	$30,507,236
Cash and Other	$(31,973)
Repurchase Agreements	$(19,284,000)
Net Capital in Multi-Family	$31,635,832

As of June 30, 2017, we have determined that we were the primary beneficiary of one prime jumbo residential mortgage securitization trust, CSMC 2014-OAK1. As a result, we are required to consolidate the trusts' underlying prime jumbo residential loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of the trusts be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in Non-Agency RMBS to our financial statements as of June 30, 2017 is set forth below:

Residential Loans held in Securitization Trusts, at fair value (1)	$128,051,460
Residential Securitized Debt Obligations (non-recourse)	$(123,352,580)
Net Carrying Value	$4,698,880
Non-Agency RMBS	$-
Cash and Other	$55,002
Repurchase Agreements	$(3,175,000)
Net Capital in Non-Agency	$1,578,882

(1) Excludes $1,057,516 in Mortgage Servicing Rights

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust ("REIT") focused with its subsidiaries on investing on a leveraged basis in mortgage and other real estate-related assets, particularly mortgage-backed securities ("MBS"), including residential mortgage-backed securities ("RMBS") and multi-family mortgage-backed securities ("Multi-Family MBS"), and mortgage servicing rights. The Company's objective remains to deliver attractive cash flow returns over time to its investors.

Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 540 Madison Avenue, 19 th Floor, New York, NY 10022, Attention: Investor Relations.

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Revenues:
Interest income:
Available-for-sale securities	$6,658,679	$5,331,794	13,481,301	10,230,832
Mortgage loans held-for-sale	28,571	167,070	57,334	289,307
Multi-family loans held in securitization trusts	13,569,574	14,692,902	27,518,328	30,130,706
Residential loans held in securitization trusts	1,298,520	3,408,847	2,653,958	7,561,253
Cash and cash equivalents	39,747	8,945	75,481	14,655
Interest expense:
Repurchase agreements - available-for-sale securities	(2,873,843)	(1,338,815)	(4,969,317)	(2,828,228)
Repurchase agreements - mortgage loans held-for-sale	-	(94,084)	-	(170,284)
Multi-family securitized debt obligations	(12,862,356)	(13,814,743)	(26,100,080)	(27,927,452)
Residential securitized debt obligations	(1,030,971)	(2,589,846)	(2,105,323)	(5,768,288)

Net interest income	4,827,921	5,772,070	10,611,682	11,532,501

Other-than-temporary impairments
Increase in credit reserves	-	(146,224)	-	(167,218)
Additional other-than-temporary credit impairment losses	-	-	-	-
Total impairment losses recognized in earnings
	-	(146,224)	-	(167,218)

Other income:
Realized gain (loss) on sale of investments, net	(151,549)	3,771,148	(9,468,552)	(2,612,005)
Change in unrealized gain (loss) on fair value option securities	-	(2,239,654)	9,448,270	(2,610,749)
Realized gain (loss) on derivative contracts, net	1,453,074	(761,362)	3,686,125	(2,346,903)
Change in unrealized gain (loss) on derivative contracts, net	(5,813,275)	(2,050,538)	(8,890,363)	(10,512,938)
Realized gain (loss) on mortgage loans held-for-sale	(249)	69,734	(423)	68,748
Change in unrealized gain (loss) on mortgage loans held-for-sale	(7,358)	(62,002)	(11,067)	135,900
Change in unrealized gain (loss) on mortgage servicing rights	(228,329)	(138,447)	(354,775)	(1,038,735)
Change in unrealized gain (loss) on multi-family loans held in securitization trusts	803,206	(8,071,468)	2,102,836	(6,535,151)
Change in unrealized gain (loss) on residential loans held in securitization trusts	(250,079)	3,399,187	(618,422)	845,110
Other interest expense	-	-	(152,322)	-
Servicing income	192,519	243,875	445,257	467,553
Other income	12,735	1,826	24,906	26,808

Total other income (loss)	(3,989,305)	(5,837,701)	(3,788,530)	(24,112,362)

Expenses:
Management fee	552,882	626,738	1,097,392	1,249,961
General and administrative expenses	1,243,257	1,679,132	2,831,829	3,311,643
Operating expenses reimbursable to Manager	961,909	1,184,243	2,170,852	2,389,054
Other operating expenses	324,191	350,061	544,687	1,232,267
Compensation expense	52,948	24,248	105,822	93,887

Total expenses	3,135,187	3,864,422	6,750,582	8,276,812

Net income (loss)	(2,296,571)	(4,076,277)	72,570	(21,023,891)

Dividends to preferred stockholders	(870,726)	(870,726)	(1,751,235)	(1,751,235)

Net income (loss) attributable to common stockholders	$(3,167,297)	$(4,947,003)	(1,678,665)	(22,775,126)

Earnings (loss) per share:
Net income (loss) attributable to common stockholders (basic and diluted)	$(3,167,297)	$(4,947,003)	(1,678,665)	(22,775,126)
Weighted average number of shares of common stock outstanding	18,297,500	14,597,894	17,920,473	14,604,540
Basic and diluted income (loss) per share	$(0.17)	$(0.34)	(0.09)	(1.56)
Dividends declared per share of common stock	$0.15	$0.18	0.30	0.36

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	June 30, 2017 (1)	December 31, 2016 (1)
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (includes pledged securities of $1,212,027,963 and $876,121,505 for June 30, 2017 and December 31, 2016, respectively)	$1,252,375,950	$870,929,601
Mortgage loans held-for-sale, at fair value	2,795,951	2,849,536
Multi-family loans held in securitization trusts, at fair value	1,175,419,031	1,222,905,433
Residential loans held in securitization trusts, at fair value	128,679,142	141,126,720
Mortgage servicing rights, at fair value	3,096,943	3,440,809
Cash and cash equivalents	41,424,138	27,534,374
Restricted cash	15,816,577	10,355,222
Deferred offering costs	87,482	96,489
Accrued interest receivable	8,280,086	7,619,717
Investment related receivable	4,618,226	3,914,458
Derivative assets, at fair value	-	8,053,813
Other assets	1,119,584	775,031

Total assets	$2,633,713,110	$2,299,601,203

LIABILITIES:
Repurchase agreements:
Available-for-sale securities	$1,146,628,000	$804,811,000
Multi-family securitized debt obligations	1,154,997,075	1,204,583,678
Residential securitized debt obligations	123,007,454	134,846,348
Accrued interest payable	5,356,244	5,467,916
Derivative liabilities at fair value	836,338	-
Dividends payable	29,349	39,132
Deferred income	188,760	203,743
Due to broker	45,081,053	4,244,678
Fees and expenses payable to Manager	563,000	880,000
Other accounts payable and accrued expenses	143,972	2,057,843

Total liabilities	2,476,831,245	2,157,134,338

STOCKHOLDERS' EQUITY:
Preferred Stock: par value $0.01 per share; 50,000,000 shares authorized, 8.75% Series A cumulative redeemable, $25 liquidation preference, 1,610,000 and 1,610,000 issued and outstanding at June 30, 2017 and December 31, 2016, respectively	37,156,972	37,156,972
Common Stock: par value $0.01 per share; 450,000,000 shares authorized, 22,139,258 and 17,539,258 shares issued and outstanding, at June 30, 2017 and December 31, 2016, respectively	221,348	175,348
Additional paid-in capital	224,135,827	204,264,868
Accumulated other comprehensive income (loss)	(7,830,147)	(9,268,630)
Cumulative distributions to stockholders	(96,237,206)	(89,224,194)
Accumulated earnings (deficit)	(564,929)	(637,499)

Total stockholders' equity	156,881,865	142,466,865

Total liabilities and stockholders' equity	$2,633,713,110	$2,299,601,203

(1)  Our consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIE's) as the Company is the primary beneficiary of these VIEs.  As of June 30, 2017 and December 31, 2016, assets of consolidated VIEs totaled $1,308,989,628 and $1,369,120,941, respectively, and the liabilities of consolidated VIEs totaled $1,282,788,661 and $1,344,404,080, respectively

CONTACT: David Oston, Chief Financial Officer, Five Oaks Investment Corp., (212) 257 5073